UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                            October 16, 2026

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

                   New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Exchange and Support Agreements

On October 16, 2026, International Seaways, Inc., a corporation formed under the laws of the Republic of the Marshall Islands (“Parent”), and International Seaways Operating Corporation Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and direct wholly owned subsidiary of Parent, entered into Exchange and Support Agreements (each, an “Exchange Agreement”) with certain shareholders of Bruton Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bruton” and, such exchanging Bruton shareholders, the “Exchanging Holders”), collectively holding Norwegian depositary receipts (“NDRs”) representing approximately 50.5% of Bruton’s outstanding common shares, $0.10 par value per share (the “Bruton Common Shares”). Pursuant to the Exchange Agreements, each Exchanging Holder has agreed, among other things, to exchange each of the Bruton Common Shares underlying its NDRs for 0.05190 shares of Parent common stock, no par value per share (the “Parent Common Stock,” and such exchange ratio the “Per Share Stock Consideration”) in a private transaction (collectively, the “Exchanges”), to attend a shareholder meeting of Bruton pertaining to the Merger (defined and described below) and to vote the Bruton Common Shares subject to its Exchange Agreement in favor of the Merger.

The completion of the Exchanges is not subject to any conditions to closing, other than execution and public announcement of the Transaction Agreement (defined and described below), which have been satisfied. The Exchanges are expected to close on or about October 20, 2026.

Transaction Agreement

Also on October 16, 2026, Parent, Bravo Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and indirect wholly owned subsidiary of Parent (“Merger Sub”), and Bruton entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, upon the consummation of the transactions contemplated therein, Merger Sub will merge with and into Bruton, with Bruton surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

The Transaction Agreement provides, among other things, that (i) each outstanding Bruton Common Share (other than certain excluded shares) held by a holder of more than 10,000 Bruton Common Shares will be converted into the right to receive the Per Share Stock Consideration, and cash in lieu of any fractional shares of Parent Common Stock, and (ii) each outstanding Bruton Common Share (other than certain excluded shares) held by a holder of 10,000 or fewer Bruton Common Shares will receive cash consideration of $6.3044 per share.

The consummation of the Merger is subject to customary closing conditions, including approval of the Merger by Bruton’s shareholders, the absence of any applicable law, order, injunction, decree or other requirement preventing the consummation of the Merger and approval for listing of the shares of Parent Common Stock to be issued in the Merger on the New York Stock Exchange, subject to the completion of the Merger and official notice of issuance. The Transaction Agreement contains customary representations and warranties for stock-for-stock transactions, covenants governing business operations pending the completion of the Merger, non-solicitation obligations and other customary covenants, as well as customary termination rights, including if the Merger has not been consummated on or before November 15, 2026 or upon an uncured material breach by the other party.

Bruton is expected to hold its special general meeting of shareholders to vote on the proposed Merger on or about October 30, 2026. Subject to the satisfaction of customary conditions to closing, the Merger is expected to close promptly following the Bruton special general meeting of shareholders.

Statutory Merger Agreement

As contemplated by the Transaction Agreement, on October 16, 2026, the parties also entered into a Statutory Merger Agreement under Bermuda law (the “Statutory Merger Agreement”) to effect the Merger under Bermuda law.

The foregoing description of the Exchange Agreements, the Transaction Agreement and the Statutory Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies or a form of which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuances of shares of Parent Common Stock in the transactions contemplated by the Transaction Agreement and the Exchange Agreements (collectively, the “Transactions”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Parent Common Stock issued in the Exchanges will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the shares of Parent Common Stock issued in the Merger will be issued in reliance upon the exemption from registration provided by Rule 802 under the Securities Act.

Item 7.01	Regulation FD Disclosure.

The following information, including Exhibit 99.1 to this Current Report, is being furnished pursuant to Item 7.01 — Regulation FD Disclosure of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

On October 16, 2026, Parent issued a press release announcing the Transactions, which press release also includes certain preliminary operating results of Parent for the third quarter of 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Important Information Regarding the Transactions

The proposed Merger involves the acquisition of the securities of a non-U.S. company (Bruton). The Merger is subject to disclosure and procedural requirements of foreign countries that are different from those of the United States. You should be aware that Parent will acquire Bruton Common Shares in the Exchanges and may also purchase securities otherwise than pursuant to the Merger, such as in open market or privately negotiated purchases.

As noted above, issuance of shares of Parent Common Stock in the Merger will be made in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Rule 802 thereunder. In accordance with this exemption, with respect to the new shares of Parent Common Stock to be issued in the Merger, Parent will furnish to the U.S. Securities and Exchange Commission (the “SEC”) on Form CB any informational document it publishes or otherwise disseminates to holders of Bruton Common Shares in connection with the Merger.

Investors and holders of Bruton Common Shares are urged to read the Form CB, informational documents and all other relevant documents furnished to the SEC in connection with the Merger, as well as any amendments or supplements to those documents. You are able to obtain a free copy of the Form CB and any other informational documents, as well as other related documents, at the SEC’s website (www.sec.gov).

The receipt of Parent Common Stock and/or cash consideration in connection with the Transactions may be a taxable transaction for U.S. federal income tax purposes and under applicable state, local, foreign and other tax laws. Shareholders are urged to consult their own tax advisors regarding the tax consequences of the Transactions.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the securities to be issued in connection with the Transactions, passed upon the merits or fairness of the Merger, or passed upon the accuracy or adequacy of this Current Report. Any representation to the contrary is a criminal offense.

This Current Report shall not constitute an offer to purchase or a solicitation of an offer to sell any securities, or a solicitation of a proxy or consent of any securityholder , nor shall there be any such offers, solicitations or sales in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the proposed transactions between Parent and Bruton, including the anticipated timing, structure, completion and benefits of the proposed transactions, as well as statements regarding Parent’s preliminary financial results, expected operating performance, earnings, liquidity, market conditions and future opportunities, are forward-looking statements.

Forward-looking statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others, the failure to satisfy closing conditions to the proposed transactions (including Bruton shareholder approval), the failure to realize anticipated benefits of the proposed transactions, changes in tanker charter rates, vessel values, fuel prices, worldwide trading conditions, economic and geopolitical developments, changes in applicable laws and regulations, the performance of counterparties and the other risks described in Parent’s filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Parent undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Form of Exchange and Support Agreement, dated October 16, 2026, by and among International Seaways, Inc., International Seaways Operating Corporation Ltd. and the Bruton Limited shareholders party thereto.
2.2*	Transaction Agreement, dated October 16, 2026, by and among International Seaways, Inc., Bravo Ltd. and Bruton Limited.
2.3	Statutory Merger Agreement, dated October 16, 2026, by and among International Seaways, Inc., Bravo Ltd. and Bruton Limited.
99.1	Press Release, dated October 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Parent agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: October 16, 2026	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel